Registration No. 333-174607

As filed with the Securities and Exchange Commission on October 24 , 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1/A

Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

ADVENTO, INC.

 (Exact name of Registrant as specified in its charter)

Nevada	5070	68-0681552
State or jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

8 Jiang gang Qu, Ste 402

Hangzhou, China 310000

Tel: 011-86-13083976291

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

INCORP SERVICES, INC.

 2360 Corporate Circle, Ste 400, Henderson NV 89074-7722

Tel: (702) 866-2500, Fax: (702) 866-2689

 (Address, including zip code, and telephone number,

including area code, of agent for service)

______________________________

Copies to:

David M. Loev
The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401

Tel: (713) 524-4110
Fax: (713) 524-4122

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   x

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company   x

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	2,000,000	$0.05	$100,000	$11.61

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) of the Securities Act of 1933, as amended.

There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.05 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

ADVENTO, INC.

2,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Advento, Inc. and no public market currently exists for the securities being offered.  We are offering for sale a total of 2,000,000 shares of common stock at a fixed price of $0.05 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Liang Wei Wang, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $0.05 per share for a period of two hundred forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the Advento, Inc. decides to do so, or (ii) when the offering is fully subscribed for.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.05	Not Applicable	$100,000
Total	$0.05	Not Applicable	$100,000

Advento, Inc. is a development stage company and currently has limited operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Advento, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Any funds received as a part of this offering will be immediately deposited into a separate interest-bearing bank account. This account is under the Control of the Company and only Liang Wei Wang, our Chief Executive Officer, Chief Financial Officer and President, will have immediate access to funds invested in this offering and will have the power to authorize a release of funds from this account. Once you submit a subscription agreement and it is accepted by the Company, you may not revoke or change our subscription and you have no right to have funds returned.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The Company is not a Blank Check company and has no any intentions to engage in a merger or acquisition with an unidentified company or companies, or other entity. Mr. Wang, your sole officer and director, has not had any discussions with other entities regarding a possible acquisition or merger with another company or business.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 11 BEFORE BUYING ANY SHARES OF ADVENTO, INC.’S COMMON STOCK..

 NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED __________________, 20___

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS	11
DETERMINATION OF OFFERING PRICE	12
DILUTION	12
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15
DESCRIPTION OF BUSINESS	19
LEGAL PROCEEDINGS	22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	23
EXECUTIVE COMPENSATION	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
PLAN OF DISTRIBUTION	25
DESCRIPTION OF SECURITIES	27
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28
LEGAL MATTERS	28
INTERESTS OF NAMED EXPERTS AND COUNSEL	28
EXPERTS	28
AVAILABLE INFORMATION	28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	29
INDEX TO THE FINANCIAL STATEMENTS	29

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “ADVENTO, INC.” REFERS TO ADVETNTO, INC. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

ADVENTO, INC.

We are a development stage company and intend to commence operations in the distribution of shower cabinets. Advento, Inc. was incorporated in Nevada on August 4, 2010. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). Being a development stage company, we have very limited operating history. Our principal executive offices are located at 8 Jiang gang Qu, Ste 402, Hangzhou, China 310000. Our phone number is 011-86-13083976291

Advento, Inc. started operations on August 4, 2010. We plan to distribute a broad variety of shower cabinets to the European and North American market. From inception until the date of this filing, we have had very limited operating activities.  Our financial statements from inception (August 4, 2010) through July 31, 2011, reports no revenues and a net loss of $7,545.  Our independent registered public accounting firm has issued an audit opinion for Advento, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan, registered a website www.advento.biz, entered into Sales Contract with our supplier, Hangzhou Yongsheng Holdings Co., Ltd, a private Chinese manufacturer that produces high quality shower cabinets and executed a Contract with Galeon” Co., Ltd a Russian company that agreed to buy shower cabinets from us.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	Advento, Inc.
Securities Being Offered:	2,000,000 shares of common stock
Price Per Share:	$0.05
Duration of the Offering:

The shares will be offered for a period of two hundred forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Gross Proceeds	$100,000
Securities Issued and Outstanding:	There are 2,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our Sole Officer and Director, Wang Liangwei.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” on pages 6 through 11 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from August 4, 2010(Inception) to July 31,, 2011.

Financial Summary	As of July 31,, 2011 (Unaudited) ($)
Cash and Deposits	2,124
Total Assets	2,124
Total Liabilities	7,348
Total Stockholder’s Deficit	5,224

Statement of Operations	Accumulated From August 4, 2010 (Inception) to July 31,, 2011 Unaudited) ($)
Total Expenses	7,545
Net Loss for the Period	(7,545)

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on August 4, 2010 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new distribution companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to shipping fist shower cabinets, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful. Even though we believe that we will start to generate revenue from selling our shower cabinets by the end of 2012, there is no assurance that we ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, IF WE DO NOT RAISE MIMIMUM FUNDING OF $30,000, THE PROCEEDS MAY BE INSUFFICIENT TO ACHIEVE REVENUES. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in distribution of shower cabinets. We need the proceeds from this offering to commence activities that will allow us to implement our business plan. As of July 31,, 2011, we had cash in the amount of $2,124 and liabilities of $7,348. As of this date, we have had limited operations and no income. If we do not raise minimum funding of approximately $30,000 in this offering, we may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

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ANY FUNDING WE RAISE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We are raising capital in order for our business plan to succeed trough this offering. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors’ shares.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $7,545 for the period from our inception on August 4, 2010 to July 31,, 2011, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. RONALD R. CHADWICK, P.C. our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Advento, Inc. is suitable.

We require minimum funding of approximately $30,000 to conduct our proposed operations for a minimum period of one year. If we experience a shortage of funds prior to funding, we may utilize funds from Liang Wei Wang, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We will require the funds from this offering to proceed.

If we are successful in raising the funds from this offering, we plan to start our operations described in Plan of Operation section .. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities ..

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have only one customer, Galeon” Co., Ltd a Russian company that agreed to buy shower cabinets from us.  We have not identified any other customers and we cannot guarantee we ever will have any other customers.  Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.  You are likely to lose your entire investment if we cannot sell shower cabinets at prices which generate a profit.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment.  Our competition includes large, small and midsized companies, and many of them may distribute the same or similar shower cabinets in our markets at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

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OUR SALES AND PROFITABILITY DEPEND SIGNIFICANTLY ON NEW RESIDENTIAL CONSTRUCTION AND HOME IMPROVEMENT ACTIVITY.

Our sales depend heavily on the strength of national and local new residential construction and home improvement and remodeling markets.  The strength of these markets depends on new housing starts and residential renovation projects, which are a function of many factors beyond our control. Some of these factors include employment levels, job and household formation, interest rates, housing prices, tax policy, availability of mortgage financing, prices of commodity wood products, regional demographics and consumer confidence. Future downturns in the markets that we serve or in the economy generally could have a material adverse effect on our operating results and financial condition.  Reduced levels of construction activity may result in intense price competition among sanitary ware suppliers, which may adversely affect our gross margins.

ALL OF OUR PRODUCT PURCHASES WILL BE MADE FROM ONE SUPPLIER.  IF THAT SUPPLIER DECREASES OR TERMINATES ITS RELATIONSHIP WITH US OUR BUSINESS WOULD LIKELY FAIL IF WE ARE UNABLE TO FIND A SUBSTITUTE FOR THAT COMPANY.

As a result of being totally dependent on a single wholesale supplier located in China, we may be subject to certain risks, including changes in regulatory requirements, tariffs and other barriers, increased pressure, timing and availability of export licenses, the burden of complying with a variety of foreign laws and treaties, and uncertainties relative to regional, political and economic circumstances. We purchase our products from Hangzhou Yongsheng Holdings Co., Ltd, a private Chinese manufacturer. Our agreement with this company does not prevent it from supplying its shower cabinets to our competitors or directly to consumers. The Contract has no minimum term, and Hangzhou Yongsheng Holdings Co., Ltd may terminate the Contract at any time. If this company decreases, modifies or terminates its association with us for any other reason, we would suffer an interruption in our business unless and until we found a substitute for that supplier. If we were unable to find a substitute for that supplier, our business would likely fail. We cannot predict what the likelihood would be of finding an acceptable substitute supplier.

BECAUSE WE WILL EXPORT OUR PRODUCTS FROM CHINA, A DISRUPTION IN THE DELIVERY OF EXPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will export our product from China. Because we plan to purchase our products in China and have them shipped to the locations of our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in the destination countries. Deliveries of our products may be disrupted through factors such as:

     (1)  raw material shortages, work stoppages, strikes and political unrest;

     (2)  problems with ocean shipping, including work stoppages and shipping container shortages;

     (3)  increased inspections of import shipments or other factors causing delays in shipments; and

     (4)  economic crises, international disputes and wars.

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Most of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we will have to suspend or cease operations when we run out of funds. We intend to attempt to implement your business plan as long as we have funds to do so. In addition to this offering we may seek alternative source of financing in form of director loans if we cannot operate profitably immediately.

BECAUSE COMPANY’S HEADQUARTERS ARE LOCATED OUTSIDE OF THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO AFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, Liang Wei Wang, our sole officer and director is a non-U.S. resident, and our headquarters are located outside of the United States. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws. Since all our assets will be located in China it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 55.56% OR MORE OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Wang, our sole officer and director, will own 55.56% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Wang may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

IF LIANG WEI WANG, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER WHICH COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our sole officer and director, Liang Wei Wang, for the future success of our business. The loss of the services of Mr. Wang could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

BECAUSE OUR CURRENT PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Liang Wei Wang, our President, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Wang to our company could negatively impact our business development.

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RISKS ASSOCIATED WITH THIS OFFERING

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Advento, Inc. and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

OUR PRESIDENT, MR. WANG DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING NOR ANY TYPE OF OFFERING AND AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE SUFFICIENT FUNDS TO CONTINUE OPERATIONS SUCCESSFULLY.

Mr. Wang does not have any experience conducting a best-effort offering nor any type of offering. Consequently, we may not be able to raise any funds successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Liang Wei Wang, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $2,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling 30% of the shares and we receive $30,000 proceeds from this offering, we may have to seek alternative financing to implement our business plan.

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DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. There is no guarantee we will find a market maker willing to file an application for our common stock to be quoted on the OTCBB. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Advento, Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $8,000 cost of this registration statement to be paid from existing cash on hand, $7,000 of which has already been paid. If necessary, Liang Wei Wang, our Chairman, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

WE HAVE NOT PURCHASED ANY INSURANCE WHICH MAY MAKE US EXPOSED TO A LIABILITY ACTION.

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. The following table sets forth the uses of proceeds assuming the sale of 25%, 30%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $100,000 as anticipated.

Gross proceeds	$25,000	$30,000	$50,000	$75,000	$100,000
Legal and professional fees	$10,000	$10,000	$10,000	$10,000	$10,000
Website development	$2,000	$2,500	$3,000	$4,000	$5,000
Establishing an office	$2,000	$2,000	$2,500	$3,000	$4,000
Marketing and advertising	$10,000	$12,000	$15,000	$30,000	$45,000
Hire a sales person	$-	$-	$15,000	$20,000	$25,000
Miscellaneous expenses	$1,000	$3,500	$4,500	$8,000	$11,000

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. If necessary, Liang Wei Wang, our sole officer and director, has agreed to loan, in his sole discretion, the Company funds to complete the registration process but we will require full funding to implement our complete business plan. Mr. Wang has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.05 per share. This price is significantly higher than the price paid by the Company’s sole director and officer for common equity since the Company’s inception on August 4, 2010.  Liang Wei Wang, the Company’s sole officer and director, paid $.001 per share for the 2,500,000 shares of common stock he purchased from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder. The following tables compare the differences of your investment in our shares with the investment of our existing stockholder.

As of July 31,, 2011, the net tangible book value of our shares of common stock was $5,224 or approximately $0 per share based upon 2,500,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 4,500,000 shares to be outstanding will be $94,776 or approximately $0.0211 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.0211 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $0.0211 per share.

After completion of this offering, if 2,000,000 shares are sold, investors in the offering will own 44.44% of the total number of shares then outstanding for which they will have made cash investment of $100,000, or $0.05 per share. Both the 44.44% ownership and $100,000 cash investment are in the aggregate. Our existing stockholder will own 55.56% of the total number of shares then outstanding, for which they have made contributions of cash totalling $2,500.00 or $0.001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 4,000,000 shares to be outstanding will be $69,776, or approximately $0.0174 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.0174 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $0.0174 per share.

After completion of this offering investors in the offering will own 37.5% of the total number of shares then outstanding for which they will have made cash investment of $75,000, or $0.05 per share. Both the 37.5% ownership and $75,000 cash investment are in the aggregate. Our existing stockholder will own 62.5% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,500.00 or $0.001 per share.

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If 50% of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 3,500,000 shares to be outstanding will be $44,776, or approximately $0.0128 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.0128 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $0.0128 per share.

After completion of this offering investors in the offering will own approximately 28.57% of the total number of shares then outstanding for which they will have made cash investment of $50,000, or $0.05 per share. Both the 28.57% ownership and $50,000 cash investment are in the aggregate. Our existing stockholder will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,500.00 or $0.001 per share.

If 30% of the Shares Are Sold

Upon completion of this offering, in the event 600,000 shares are sold, the net tangible book value of the 3,100,000 shares to be outstanding will be $24,776, or approximately $0.008 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.008 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $0.008 per share.

After completion of this offering investors in the offering will own approximately 19.35% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.05 per share. Both the 19.35% ownership and $30,000 cash investment are in the aggregate. Our existing stockholder will own approximately 80.65% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,500.00 or $0.001 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 500,000 shares are sold, the net tangible book value of the 3,000,000 shares to be outstanding will be $19,776, or approximately $0.0066 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.0066 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $0.0066 per share.

After completion of this offering investors in the offering will own approximately 16.67% of the total number of shares then outstanding for which they will have made cash investment of $25,000, or $0.05 per share. Both the 16.67% ownership and $25,000 cash investment are in the aggregate. Our existing stockholder will own approximately 83.33% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,500.00 or $0.001 per share.

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The following table compares the differences of your investment in our shares with the investment of our existing stockholder.

Existing Stockholder if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholders	$100,000
Net tangible book value per share after offering	$0.0211
Increase to present stockholder in net tangible book value per share
after offering	$0.0211
Capital contributions	$2,500
Number of shares outstanding before the offering	2,500,000
Number of shares after offering assuming the sale of the maximum
number of shares	4,500,000
Percentage of ownership after offering	55.56%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.05
Dilution per share	$0.0289
Capital contributions	$100,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	2.44%
Percentage of capital contributions by new investors	97.56%
Percentage of ownership after offering	44.44%
Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.05
Dilution per share	$0.0326
Capital contributions	$75,000
Percentage of capital contributions by existing shareholders	3.23%
Percentage of capital contributions by new investors	96.77%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	37.5%
Purchasers of Shares in this Offering if 50% Shares Sold

Price per share	$0.05
Dilution per share	$0.0372
Capital contributions	$50,000
Number of shares after offering held by public investors	1,000,000
Percentage of capital contributions by existing shareholders	4.76%
Percentage of capital contributions by new investors	95.24%
Percentage of ownership after offering	28.57%
Purchasers of Shares in this Offering if 30% Shares Sold

Price per share	0.05
Dilution per share	0.042
Capital contributions	30,000
Number of shares after offering held by public investors	600,000
Percentage of capital contributions by existing shareholders	7.69%
Percentage of capital contributions by new investors	92.31%
Percentage of ownership after offering	19.35%
Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.05
Dilution per share	$0.0434
Capital contributions	$25,000
Percentage of capital contributions by existing shareholders	9.09%
Percentage of capital contributions by new investors	90.91%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	16.67%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our cash balance is $2,124 as of July 31,, 2011. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Liang Wei Wang, our Chairman, President, and Secretary, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Mr. Wang, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  The advanced funds will be paid back at a future date; there are no repayment terms set at this time. In order to achieve our business plan goals, we will need the funding from this offering. We are a development stage company and have generated no revenue to date.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $100,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

Mr. Wang, our sole officer and director, has not had any discussions with other entities regarding a possible acquisition or merger with another company or business.

Plan of Operation

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably distribute shower cabinets. Our plan of operations following the completion is as follows:

ESTABLISH OUR OFFICE

Period: 1st -2nd months

Cost: $2,000-$4,000

Upon the completion of the offering, we plan to expand our office and acquire the necessary equipment we need to begin operations. We will spend our “office” budget on purchasing computers, office furniture and miscellaneous office supplies. Our sole officer and director will handle our administrative duties.

DEVELOP OUR WEBSITE

Period: 3 rd -5th months

Cost: $2,000-$5,000

Once we have completed the offering and office is established, we will begin to develop our website. We believe that it will cost between $2,000 and $5,000 for our website to be operational. It will take up to 90 days to develop our website. There will be information about us, the variety of shower cabinets we will offer, information on how to order our product, advantages of our shower cabinets against, installation instructions and other information. Updating and improving our website will continue throughout the lifetime of our operations. As of today, we have registered a domain name, www.advento.biz.

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COMMENCE MARKETING CAMPAIGN

Period: 5th -12th months

Cost: $10,000-$45,000

Once our website is operational, we will begin to market our product. We will develop our client base by focusing our marketing efforts on larger more globally known distribution chain stores.  The large retailer stores sell a higher assortment of shower cabins, have a higher budget for in-stock inventory and tend to purchase a larger and more diverse inventory.  We plan to attend various sanitary ware shows where we can promote our product and meet potential clients.  By late 2012 we plan to expand our selection of shower cabinets by marketing to small and medium size distributors of shower cabinets who specialize in higher-end, shower cabinets.  Any relationship we arrange with retailers for the wholesale distribution of our shower cabins will be non-exclusive.  We will compete with other distributors and manufactures for positioning of our products in retail space. Our methods of communication will include: phone calls, email, and regular mail. We will continue our marketing efforts during the life of our operations.

If we do not sell at least 50% of shares in this offering, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

NEGOTIATE AGREEMENTS WITH POTENTIAL CUSTOMERS

Period: 5th -12th months

Cost: no material costs.

One August 24, 2011 we signed Contract with Galeon” Co., Ltd a Russian company that agrees to buy shower cabinets and shower screens lids from us. When our website is operational, we plan to contact and start negotiation with other potential customers. We plan to enter into distribution and supply agreements with contractors and homebuilders, chain and retail stores and other distributors of shower cabinets. We will negotiate terms and conditions of collaboration. We also intend to study the European and North American sanitary ware and building material market. At the beginning, we plan to focus primarily on larger chain stores that sell various types of building materials, specialized home restoration stores and distributors that are responsible for marketing and selling shower cabinets. Then we plan to expand our target market to contactors, homebuilder, developers and shower cabinet installers. This activity will be ongoing throughout our operations.

Even if we are able to obtain sufficient number of agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

HIRE A SALES PERSON

Period: 6th -12th months

Cost: $15,000-$25,000

If we sell more than 50% of shares in this offering, we intend to hire one salesperson with good knowledge and connections in the sanitary ware distribution and construction industry to introduce our product. The salesperson’s job would be to find new potential purchasers, and to set up agreements with them to buy our shower cabinets. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations.

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We expect to incur the following minimal expenses in the next 12 months in connection with our business operations:

Professional fees in connection with reporting obligations	$10,000
Office set-up	$2,000
Website development	$2,500
Advertising/Marketing	$12,000
General administrative costs	$3,500
Total:	$30,000

Based on our current operating plan, we believe that we will start to generate revenue from selling our shower cabinets by the end of 2012. We do not have sufficient cash and cash equivalents to execute our operations, and we will need the funds from this offering to commence our planed business activities. If we do not raise a minimum of $30,000 from this offering, we may need to obtain additional financing to operate our business for the twelve months following completion of our public offering. Additional financing, whether through sale of common stock or debt financing, has not been yet arranged.

Liang Wei Wang, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Mr. Wang has agreed to commit more time as required. Because Mr. Wang will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that we will be successful in raising funds in this offering or that future financing will be available to us on acceptable terms. If financing is not available to us,, we may be unable to continue, develop or expand our operations. Equity financing will result in additional dilution to existing shareholders.

Results of operations

From Inception on August 4, 2010 to July 31, 2011

During the period we incorporated the company, prepared a business plan, registered a website, and executed Sales Contract with Hangzhou Yongsheng Holdings Co., Ltd, a private Chinese manufacturer that produces high quality shower cabinets. As of the date of this prospectus we also signed Contract with Galeon” Co., Ltd a Russian company that agrees to buy shower cabinets from us and purchased models of the several bath cabinets from our supplier for $916 .. The purchased was made from existing cash on hands. We had this cash from selling 2,500,000 shares of common stock at a price of $0.001 per share to our sole officer and director.

Our loss since inception is $7,545 for filing costs related to the incorporation of the Company, bank charges, legal and auditors’ fees.  We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 2,500,000 shares of common stock to our sole officer and director for net proceeds of $2,500.

 LIQUIDITY AND CAPITAL RESOURCES

As of July 31,, 2011, the Company had $2,124 cash and our liabilities were $7,348, comprising $7,348owed to Liang Wei Wang, our sole officer and director.  The current available capital reserves of the Company are not sufficient for the Company to start operations. We require the funding from this offering to implement our business plan.

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Since inception, we have sold 2,500,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $2,500.

To meet  our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be successful in raising the funds. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The company’s sole officer and director, Liang Wei Wang, has orally indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no written contract securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Management believes that current trends toward lower capital investment in start-up companies, volatility in the sanitary ware and building material distribution market pose the most significant challenges to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise $30,000 proceeds from this offering, we may have to seek alternative financing to implement our business plan or we would have to completely abort the implementation of your 12-month plan.

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SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No.  109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

General

We were incorporated in the State of Nevada on August 4, 2010. We intend to commence operations in the distribution of shower cabinets. Our plan of operations for the next twelve months is complete this offering and to earn revenue from distribution.  To date, we had limited operating activities, have not earned any revenues and have an operational loss of $7,545 from August 4, 2011 (date of inception) to July 31,, 2011. Our principal office address is located at 8 Jiang gang Qu, Ste 402, Hangzhou, China 310000. Our telephone number is 011-86-13083976291.  Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and it is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding. We need the funds from this offering to carry out our current business plan.

We plan to market and distribute an assortment of residential and commercial shower cabinets produced by Hangzhou Yongsheng Holdings Co., Ltd in the European and North American market.  We plan to offer shower cabins with innovative features and can be customized to each consumer’s individual needs.  Our shower cabinets will be offered at prices marked-up from 20% to 25% of our cost. Our customers will be asked to pay us 30% in advance and pay the remaining amount due before loading the container at sea port.

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We plan to fill placed orders and to supply the products within a period of thirty days (30) days or less following receipt of any written order. We do not intend to offer any credit terms relating to order payments.  Our customers will be asked to pay us 30% in advance and pay the remaining amount before loading the container.  Customers will have two options to pay for products: by wire transfer or by sending a check/money order.  If customer decides to pay by check/money order, then we will apply a certain amount of days before shipping to have the check/money order cleared.  Customers will be responsible to cover the shipping costs.  Since we anticipate having a 30-day period to process/fill orders, we do not plan to purchase inventory in advance, but rather on request basis. We do not intend to store inventory for any period of time. The orders will be shipped to the customers upon customers’ requests. Customers will be responsible for the custom duties, taxes, insurance or any other additional charges that might incur.

As of July 31,, 2011 we had $2,124 cash on hands and our liabilities were $7,348 comprising of $7,348 owing to Liang Wei Wang, our sole officer and director. The minimum amount of funds we need to raise for developing our business in the 12 months period following completion of this public offering is $30,000. We have not generated any revenue from operations to date. In order to expand our business operations, develop growth strategy and to continue maintaining a reporting status in the 12 month period following completion of this offering, we will have to sell more than 30% of shares in this offering or raise additional funding. The most likely source of future funds available to us is advances from our sole officer and director Mr. Wang.

Product

We intend to market and distribute various types of shower cabinets: simple showers, computerized showers, steam showers and massage showers cabinets.  Shower cabinet, also known as shower cabin, shower room and bath cabin, is a fixed enclosure for the showering area. The main and most important benefit of the shower cabinet is to keep water within the shower area when showering and so keep the bathroom dry. We also intend to distribute shower screen lids, which can be installed to replace broken shower screen lids or can be installed separately without base. They can also be applied over shower tubes or bathtubs.

Our supplier has many years of manufacturing experience which enables them to produce reliable and quality products.  The shower cabinets are made from environmentally protected materials such as ABS boards, aluminum alloy frames, tempered glass, and computerized panels. Our supplier has implemented quality control system that meets and exceeds many international standards. The shower cabinets vary in dimensions from shower corners that start from 80x80x195cm in size, which can fit small bathrooms, to large enclosures as large as 120x120x220cm for larger bathrooms. Our clients will also have the option to order, custom fitted and oversized shower cabins.

We also plan to offer high-end customized shower cabins that include many functions such as:

- computer controller (operates different functions of the shower cabinet such as steam generator, light, massage, radio and phone)

- luxurious hi-fi effect FM radio (allows to listen to radio while showering)

- an exhaust fan (exhausts steam)

- top shower and top light (showers right from the top of shower cabinet)

- foot massage (massages foots while showering)

- hands-free telephone receiving (allows to receive phone calls while showering)

- ozone antisepsis & sterilization (sterilizes and clean air inside the shower cabinet)

- massage shower system (massages the body)

- 5mm of toughened glass (extra-strength glass)

-

All of these shower cabins are made from environmental friendly materials such as ABS boards and satin chrome aluminum.   All of the shower cabinets will be shipped in cardboard boxes and wrapped in isolate material to ensure safe shipping.

Our Supplier

Our supplier, Hangzhou Yongsheng Holdings Co., Ltd was founded in 1993, and manufactures various types of shower products including shower enclosures, assembled showers rooms, simple showers, computerized showers, steam showers and massage showers cabinets. There are many manufacturers of shower cabinets in China as its cheap labor and sufficient raw material make the Chinese shower cabinets market very competitive. We intend to market and distribute the shower cabinets in the European and North American market to developers, contractors, homebuilders, chain and retail stores and distributors of sanitary ware.

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If Hangzhou Yongsheng Holdings Co., Ltd decreased, modified or terminated its association with us for any other reason, we would suffer an interruption in our business until we found a substitute for that supplier.  If we were unable to find a substitute for that supplier, our business would likely fail.  We cannot predict what the likelihood would be of finding an acceptable substitute supplier.

Sales Contract with our Supplier

We executed Sales Contract dated April 23, 2011 with Hangzhou Yongsheng Holdings Co., Ltd, a private Chinese manufacturer. According to the Contact, Hangzhou Yongsheng Holdings Co., Ltd has agreed to supply shower cabinets according to its current prices. The goods will be shipped straight from our supplier to our customers.

The material terms of the Contract are the following:

1. The total sum of the Contract is: 300,000 US dollars (TOTAL THREE HUNDRED USD ONLY).

2. The Prices for the Goods sold under the present contract, are fixed in price-lists in US dollars, understood FOB SHANGHAI and are specified in Proforma Invoice and Commercial invoice accompanying each batch of the Goods. Packing, normal marks, loading, export customs charges are included into the price of the Goods.

3. Delivery of the Goods is carried out by separate batches, according to the Proforma Invoice. The Sellers undertakes to deliver each batch of the Goods under the present contract not later than 30 days since the moment of reception of an advance payment.

4. Currency of payment is US dollars. Payment of the Goods delivered under the present Contract, is carried out by the Buyers in US dollars, through bank transaction to the account of the Sellers, according to Proforma Invoice. The advance payment for the goods is 30 % and is transacted according to Proforma Invoice. The rest of the payment - 70 % for each batch of the Goods is carried out before loading the container.

5. The Goods should be shipped in the standard packing providing safety of the goods. The Seller bears the responsibility for the losses connected to damage of a cargo as a result of his wrong packing.

6. Acceptance of the goods by amount is made by transfer of the goods of the transport organization carrying out delivery of the goods for the Buyer. Acceptance of the goods on quality is made within 20 days from the moment of reception of the goods in a warehouse of the Buyer.

7. In case of delivery of the poor-quality goods within 45 days from shipping date or at time of opening the container the Seller undertakes to replace the poor-quality goods qualitative, thus the transport and other charges connected with replacement of the poor-quality goods are carried by the Seller.

8. If the Seller does not provide delivery of the Goods in time unreasonably, specified in the order, and does not notify properly on it the Buyer it (he) pays the penalty at a rate of 0.1 % from the sum of the Contract US dollars per every day of delay.

9. In case of infringement of term of payment for the Goods, the Buyer pays to the Seller the fine of 0.1 % from the sum of the Contract per every day of delay, but not more than 3 % of the sum of the Contract.

10. In case of impossibility of delivery of the goods during 40 days from the moment of realization of payment, the Seller undertakes to return an advance payment in the full size, in time, thus having paid to the Buyer 0.1 % from the sum of the Contract per every day of a delay, but not more than 3 % of the sum of the Contract.

11. The Buyers is responsible to cover expenses for insurance of the goods.

A copy of the Contract is filed as Exhibit 10.1 to this registration statement.

Sales and Marketing Strategy

We intend to enter into agreements with numerous contractors and homebuilders who can order custom sized shower enclosures and cabins for condominium buildings and individual homes. As of today, we have not identified any potential counterparties to these agreements and we have not entered into any discussions with contractors and homebuilders. We also will offer our product to larger home restoration stores that have a high volume of customer traffic. Our competitive advantage is that we offer a high quality product, with various stylish designs, while maintaining reasonable prices.  Our supplier has a high-level of productivity, updated machinery and stringent quality control system, all of which should earn our product an image of high quality and reliability.

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Initially, our director, Liang Wei Wang will market our products.  If we sell more than 50% of shares in this offering, we intend to hire one salesperson with good knowledge and connections in the sanitary ware distribution and construction industry to introduce our product. The salesperson’s job would be to find new potential purchasers, and to set up agreements with them to buy our shower cabinets. We intend to focus on direct marketing efforts whereby our representative will directly contact:

*   distributors that are responsible for marketing and selling sanitary ware to plumbing stores;

*   contractors and homebuilders;

*   bathroom suppliers and installers; and

*   retail outlets such as home restoration stores.

These distributors, stores, installers, contractors and homebuilders will be asked to sell our products to consumers.  We will provide them with a shower cabinet inventory at wholesale prices.  They will then sell them to consumers at retail prices, which are typically 25%-30% higher than wholesale prices.

Contract with “Galeon” Co. Ltd

On August 24, 2011 we signed agreement with “Galeon” Co., Ltd a Russian company that agrees to buy shower cabinets and shower screens lids from us.

The agreement with “Galeon” Co., Ltd contains the following material terms:

1. Total cost of the Contract is $150,000 US Dollars. Galeon is not obligated to purchase $150,000 worth of goods from us. The total cost of the contract can be extended by additional agreement between the Parties and fixed by a Specification. “Specifications” refers to invoice for each order purchased.

2. The SELLER delivers the goods to the BUYER on FOB Shanhai.

3. The prepayment 30% under the Contract should be made by Buyer in US dollars by bank wire transfer. The rest of payment shall be paid before loading the container at the sea port.

Even though we do not have sufficient funding to implement our business plan we can consummate the agreement with Galeon when we receive their order prepayment because we will receive their payment prior to paying our supplier. We will ask Galeon to send us prepayment when they order product from us—there is no specific deadline set for them to order product for us. When we receive full payment from Galeon we will be required to deliver the product to them in 45 days. Galeon may terminate the agreement by giving us 30 days written notice. 30 days written termination notice will be measured form the time that it is received by us.

Competition

There are few barriers of entry in the shower cabinet distribution business and level of competition is extremely high. There are many domestic and international distributors. We will be in direct competition with them. Many large distribution companies have greater financial capabilities than us and will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price than us which may also cause us to lose business.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We have no employees other than our sole officer and director, Liang Wei Wang who currently devotes approximately twenty hours per week to company matters. We intend to hire employees on an as needed basis. However, we may not have sufficient funding to hire employees as needed.

Offices

Our business office is located at 8 Jiang gang Qu, Ste 402, Hangzhou, China 310000. This is the office provided by our Sole Officer and Director, Liang Wei Wang.  Our telephone number is 011-86-13083976291.  We do not pay any rent to Mr. Wang and there is no agreement to pay any rent in the future. This facility is adequate for our needs at the present time. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Liang Wei Wang 8 Jiang gang Qu, Ste 402, Hangzhou, China 310000	54	President, Secretary, Treasurer and Director

Liang Wei Wang has acted as our President, Secretary, Treasurer and sole Director since our incorporation on August 4, 2010.  Liang Wei Wang has been self-employed; from 2000, Mr owned and operated the “Yinrui” food & grocery store. Mr. Wang currently devotes approximately twenty hours per week to manage the affairs of the Company.  During the past ten years, Mr. Wang has not been the subject of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Wang was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3.    An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Wang’s involvement in any type of business, securities or banking activities.

     4.    Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officer is appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Liang Wei Wang, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

 SIGNIFICANT EMPLOYEES

We have no employees other than Liang Wei Wang, our sole officer and director, who currently devotes approximately twenty hours per week to company matters.  After receiving funding pursuant to our business plan Mr. Wang intends to devote as much time as the Board of Directors deems necessary to manage the affairs of the Company.

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EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our sole officer from inception on August 4, 2010 until July 31,, 2011:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Liang Wei Wang, President, Treasurer and Secretary	August 4, 2010 to July 31,, 2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Mr. Wang currently devotes approximately twenty hours per week to manage the affairs of the Company.  He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of July 31,, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Liang Wei Wang	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Liang Wei Wang will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On April 28, 2011, we issued a total of 2,500,000 shares of restricted common stock to Liang Wei Wang, our sole officer and director in consideration of $2,500.

Further, Mr. Wang has advanced funds to us. As of July 31,, 2011, Mr. Wang advanced us $7,348 to incorporate the company and pay legal and auditors’ fee. Mr. Wang will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Wang. Mr. Wang will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Wang does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Wang or the repayment of the funds to Mr. Wang. The entire transaction was oral.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 31,, 2011 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Liang Wei Wang 8 Jiang gang Qu, Ste 402, Hangzhou, China 310000	2,500,000 shares of common stock (direct)	100%

(1) As of July 31,, 2011, there were 2,500,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

Advento, Inc. has 2,500,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 2,000,000 shares of its common stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

We intend to offer our securities through personal contact to friends and business associates of our president, Liang Wei Wang.

In connection with the Company’s selling efforts in the offering, Liang Wei Wang will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Wang is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Wang will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Wang is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Wang will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Wang will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Advento, Inc. will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.05 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, we are offering the shares at a fixed price of $0.05 for the duration of the offering.

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The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.05 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Advento, Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Advento, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000 ($7,000 of which has already been paid to cover for the offering expenses).

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of two hundred and forty (240) days. The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Advento, Inc”. No subscription may be executed nor funds delivered prior to effectiveness of the registration statement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for our common stock and the Company’s common stock has never been quoted on any market or exchange.  Except for this offering, there is no common stock that is being, or has been proposed to be, publicly offered. As of July 31,, 2011, there were 2,500,000 shares of common stock outstanding, held by one shareholder of record.

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DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of July 31,, 2011, there were 2,500,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Loev Law Firm, PC, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus. The Love Law Firm, PC’s address is 6300 West Loop South, Suite 280
Bellaire, Texas 77401.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Advento, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

RONALD R. CHADWICK, P.C. our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. RONALD R. CHADWICK, P.C. has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

     Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by RONALD R. CHADWICK, P.C.

     Our financial statements from inception to April 30, 2011, immediately follow:

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RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Advento, Inc.

Henderson, Nevada

I have audited the accompanying balance sheet of Advento, Inc. (a development stage company) as of April 30, 2011, and the related statements of operations, stockholders' equity and cash flows for the period from August 4, 2010 (inception) through April 30, 2011. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advento, Inc. as of April 30, 2011, and the results of its operations and its cash flows for the period from August 4, 2010 (inception) through April 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered a loss from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado May 23, 2011	Ronald R. Chadwick, P.C. RONALD R. CHADWICK, P.C.

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ADVENTO, INC. (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
April 30, 2011
ASSETS
Current Assets
Cash	$ 2,495
Total Current Assets	2,495
TOTAL ASSETS	$ 2,495
LIABILITIES
Loans from Shareholders	174
TOTAL LIABILITIES	174
STOCKHOLDER’S EQUITY
Common stock, par value $0.001; 75,000,000 shares authorized, 2,500,000 shares issued and outstanding	2,500
Deficit accumulated during the development stage	179
TOTAL STOCKHOLDER’S EQUITY	2,321
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$ 2,495

See accompanying notes to financial statements

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ADVENTO, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
FOR THE PERIOD FROM AUGUST 4, 2010 (INCEPTION) TO APRIL 30, 2011

REVENUES	$ 0

EXPENSES
General & Administrative Expenses	179
Rent expenses	0
TOTAL EXPENSES	179
NET LOSS FROM OPERATIONS	(179)
PROVISION FOR INCOME TAXES	0
NET LOSS	$ (179)
NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	27,778

See accompanying notes to financial statements

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ADVENTO, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM AUGUST 4, 2010 (INCEPTION) TO APRIL 30, 2011
	Common Stock		Deficit Accumulated during the Development	Total Stockholder’s
	Shares	Par Value	Stage	Deficit

Inception, August 4, 2010	-	$ -	$ -	$ -
April 28, 2011
Shares sold at $0.001 per share	2,500,000	2,500		2,500
Net loss for the period ended April 30, 2011	-	-	(179)	(179)

Balance, April 30, 2011	2,500,000	$ 2,500	$ (179)	$ (2,321)

See accompanying notes to financial statements

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ADVENTO, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM AUGUST 4, 2010 (INCEPTION) TO APRIL 30, 2011

Cash Flows from (used in) Operating Activities
Net Income (Loss)	$ (179)
Net Cash provided by (used in) Operating Activities	(179)

Cash Flows from (used in) Investing Activities
Net Cash provided by (used in) Investing Activities	0

Cash Flows from (used in) Financing Activities
Loans from Shareholders	174
Sale of Common Shares	2,500
Net Cash provided by (used in) Financing Activities	2,674

Increase (Decrease) in Cash and Cash Equivalents	2,495
Cash and Cash Equivalents at Beginning of Period	0
Cash and Cash Equivalents at End of Period	$ 2,495

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0
Income taxes paid	$ 0

See accompanying notes to financial statements

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ADVENTO, INC.

(A Development Stage Company)

Notes to Financial Statements

April 30, 2011

1. ORGANIZATION AND BUSINESS OPERATIONS

ADVENTO, INC. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on August 4, 2010.  We are a development stage company and intend to commence operations in the distribution of shower cabinets. The Company is in the development stage as defined under Accounting Codification Standard, Development Stage Entities (“ASC-915”). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception on August 4, 2010 through April 30, 2011 the Company has accumulated losses of $179.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $179 as of April 30, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or sale of common stock.

Cash and Cash Equivalents

 The Company considers all highly liquid instruments with a maturity of  three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual results  could differ from those estimates. In management’s opinion, all adjustments necessary for a fair statement of the results for the interim periods have been made, and all adjustments are of a normal recurring nature.

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Foreign Currency Translation

The Company's functional currency and its reporting currency is the United  States dollar.

Financial Instruments

The  carrying value of the Company's  financial  instruments  approximates their fair value because of the short maturity of these instruments.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

 Income taxes are accounted for  under  the  assets  and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial  statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets  and  liabilities are measured using enacted tax rates  in effect for the year in which  those  temporary differences are expected to be recovered or settled.

 Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Fiscal Periods

The Company's fiscal year end is April 30.

Recent accounting pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

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Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, Revenue recognition ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

 Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $-0- in advertising costs during the period August 4, 2010 (inception) to April 30, 2011.

3. COMMON STOCK

The authorized capital  of  the Company is 75,000,000 common shares with a  par value of $ 0.001 per share.

On April 28, 2011, the Company issued  2,500,000  shares  of  common stock at a price of $0.001 per share for total cash proceeds of $2,500.

4. INCOME TAXES

Income taxes are accounted for  under  the  assets  and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial  statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets  and  liabilities are measured using enacted tax rates  in effect for the year in which  those  temporary differences are expected to be recovered or settled.

 As of April 30, 2011, the Company had net operating loss carry forwards of $179 that may be available to reduce future years’ taxable income through 2031. The deferred tax asset of approximately $36 created by the net operating loss has been offset by a 100% valuation allowance. The change in the valuation allowance in 2011 was $36.

5. RELATED PARTY TRANSACTIONS

On August 4, 2010 a Director had loaned the Company $174.  As of April 30, 2011 total  loan amount was $174. The loan is non-interest bearing, due upon demand and unsecured.

On April 28, 2011, the Company sold 2,500,000  shares  of  common stock at a price of $0.001 per share to its director.

6. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from April 30, 2011 through the date whereupon the financial statements were issued and has determined that there are no items to disclose.

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ADVENTO, INC. (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
	July 31, 2011 (UNAUDITED)	April 30, 2011 (AUDITED)
ASSETS
Current Assets
Cash	$ 2,124	$ 2,495
Total Current Assets	2,124	2,495
TOTAL ASSETS	$ 2,124	$ 2,495
LIABILITIES
Loans from Shareholders	7,348	174
TOTAL LIABILITIES	7,348	174
STOCKHOLDER’S EQUITY (DEFICIT)
Common stock, par value $0.001; 75,000,000 shares authorized, 2,500,000 shares issued and outstanding	2,500	2,500
Deficit accumulated during the development stage	(7,724)	(179)
TOTAL STOCKHOLDER’S EQUITY (DEFICIT)	(5,224)	2,321
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$ 2,124	$ 2,495

See accompanying notes to financial statements

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ADVENTO, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS (UNAUDITED)
	THREE MONTHS ENDED JULY 31, 2011	FOR THE PERIOD FROM AUGUST 4, 2010 (INCEPTION) TO JULY 31, 2011

REVENUES	$ 0	$ 0

EXPENSES
General & Administrative Expenses	7,545	7,724
TOTAL EXPENSES	7,545	7,724
NET LOSS FROM OPERATIONS	(7,545)	(7,724)
PROVISION FOR INCOME TAXES	0	0
NET LOSS	$ (7,545)	$ (7,724)
NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,500,000

See accompanying notes to financial statements

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ADVENTO, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (UNAUDITED)
	THREE MONTHS ENDED JULY 31, 2011	FOR THE PERIOD FROM AUGUST 4, 2010 (INCEPTION) TO JULY 31, 2011

Cash Flows from (used in) Operating Activities
Net Income (Loss)	$ (7,545)	$ (7,724)
Net Cash provided by (used in) Operating Activities	(7,545)	(7,724)

Cash Flows from (used in) Investing Activities
Net Cash provided by (used in) Investing Activities		0

Cash Flows from (used in) Financing Activities
Loans from Shareholders	7,174	7,348
Sale of Common Shares	-	2,500
Net Cash provided by (used in) Financing Activities	7,174	9,848

Increase (Decrease) in Cash and Cash Equivalents	(371)	2,124
Cash and Cash Equivalents at Beginning of Period	2,495	0
Cash and Cash Equivalents at End of Period	$ 2,124	$ 2,124

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0
Income taxes paid	$ 0

See accompanying notes to financial statements

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ADVENTO, INC.

(A Development Stage Company)

Notes to Financial Statements

July 31, 2011

1. ORGANIZATION AND BUSINESS OPERATIONS

ADVENTO, INC. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on August 4, 2010.  We are a development stage company and intend to commence operations in the distribution of shower cabinets. The Company is in the development stage as defined under Accounting Codification Standard, Development Stage Entities (“ASC-915”). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception on August 4, 2010 through July 31, 2011 the Company has accumulated losses of $7,724.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $7,724 as of July 31, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or sale of common stock.

Cash and Cash Equivalents

 The Company considers all highly liquid instruments with a maturity of  three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual results  could differ from those estimates. In management’s opinion, all adjustments necessary for a fair statement of the results for the interim periods have been made, and all adjustments are of a normal recurring nature.

Foreign Currency Translation

The Company's functional currency and its reporting currency is the United  States dollar.

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Financial Instruments

The  carrying value of the Company's  financial  instruments  approximates their fair value because of the short maturity of these instruments.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

 Income taxes are accounted for  under  the  assets  and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial  statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets  and  liabilities are measured using enacted tax rates  in effect for the year in which  those  temporary differences are expected to be recovered or settled.

 Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Fiscal Periods

The Company's fiscal year end is April 30.

Recent accounting pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, Revenue recognition ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

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Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $-0- in advertising costs during the period August 4, 2010 (inception) to July 31, 2011.

3. COMMON STOCK

The authorized capital  of  the Company is 75,000,000 common shares with a  par value of $ 0.001 per share.

On April 28, 2011, the Company issued  2,500,000  shares  of  common stock at a price of $0.001 per share for total cash proceeds of $2,500.

4. INCOME TAXES

Income taxes are accounted for  under  the  assets  and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial  statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets  and  liabilities are measured using enacted tax rates  in effect for the year in which  those  temporary differences are expected to be recovered or settled.

 As of July 31, 2011, the Company had net operating loss carry forwards of $7,724 that may be available to reduce future years’ taxable income through 2031.

5. RELATED PARTY TRANSACTIONS

On April 28, 2011, the Company sold 2,500,000 shares  of  common stock at a price of $0.001 per share to its director.

On August 4, 2010 a Director had loaned the Company $174.  For the three month period ended July 31, 2011 a Director had loaned the Company $7,174 to pay for general expenses and professional fees. The loan is non-interest bearing, due upon demand and unsecured. As of July 31, 2011 total  loan amount was $7,348.

6. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from July 31, 2011 through the date whereupon the financial statements were issued and has determined that there are no items to disclose.

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PROSPECTUS

2,000,000 SHARES OF COMMON STOCK

ADVENTO, INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$11.61
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$3,500.00
Transfer Agent Fees	$1,000.00
TOTAL	$8,011.61

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Advento, Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Advento, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On April 28, 2011, Advento, Inc. offered and sold 2,500,000 share of common stock to our sole officer and director, Liang Wei Wang, for a purchase price of $0.001 per share, for aggregate offering proceeds of $2,500.  Advento, Inc. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities an no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion re: Legality and Consent of Counsel*
10.1	Sales Contact with Hangzhou Yongsheng Holdings Co., Ltd*
10.2	Contract with Galeon” Co., Ltd*
10.3	Written description of the loan agreement with Liang Wei Wang *
23.1	Consent of Legal Counsel (contained in exhibit 5.1) *
23.2	Consent of RONALD R. CHADWICK, P.C. *
99.1	Subscription Agreement *

 * Previously filed

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Hangzhou, China, on October 24 , 2011.

.

ADVENTO, INC.

By:	/s/	Liang Wei Wang
	Name:	Liang Wei Wang
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Liang Wei Wang
Liang Wei Wang	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	October 24 , 2011

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion re: Legality and Consent of Counsel*
10.1	Sales Contact with Hangzhou Yongsheng Holdings Co., Ltd*
10.2	Contract with Galeon” Co., Ltd *
10.3	Written description of the loan agreement with Liang Wei Wang *
23.1	Consent of Legal Counsel (contained in exhibit 5.1) *
23.2	Consent of RONALD R. CHADWICK, P.C. *
99.1	Subscription Agreement *

* Previously filed

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